EXHIBIT 10.42

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of                      by and between Sanmina-SCI Corporation, a Delaware corporation (the “Company”), and                      (“Indemnitee”).

RECITALS

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company;

WHEREAS, in order to induce Indemnitee to continue to provide services to the Company, the Company wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee as set forth herein;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons as Indemnitee so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provided in the Certificate of Incorporation (the “Charter”) and Bylaws (the “Bylaws”) of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Services to the Company.  Indemnitee agrees to serve as a director of the Company.  Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position.  This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee.  The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a director of the Company.

Section 2. Definitions.

As used in this Agreement:

(a)              “Corporate Status” describes the status of a person who is or was a director, officer, employee or agent of the Company or of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

(b)              “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

(c)              “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(d)              “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  The term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this

Agreement.  The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(e)              The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director of the Company, by reason of any action taken by him or of any action on his part while acting as director of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement; provided, however, that the term “Proceeding” shall not include any action, suit or arbitration initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement.

Section 3. Indemnity in Third-Party Proceedings.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.  Indemnitee shall not enter into any settlement in connection with a Proceeding without thirty (30) days prior written notice to the Company.

Section 4. Indemnity in Proceedings by or in the Right of the Company.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.  No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery (the “Delaware Court”) or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the Delaware Court or such other court shall deem proper.

Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  To the extent that Indemnitee is a party to or a participant in and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against (a) all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter and (b) any claim, issue or matter related to any such successfully resolved claim, issue or matter.  For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6. Indemnification For Expenses of a Witness.  To the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 7. Additional Indemnification.

(a)              Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or is threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding.

(b)              For purposes of Section 7(a), the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:

(i)                to the fullest extent permitted by the provision of the Delaware General Corporation Law (“DGCL”) that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL or such provision thereof; and

(ii)               to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 8. Exclusions.  Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a)              for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(b)              for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law;

(c)              for which payment is prohibited by applicable law;

(d)              in connection with any proceeding (or part thereof) initiated by Indemnitee, or any proceeding by Indemnitee against the Company or the directors, officers, employees or other agents of the Company, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company (the “Board”), (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the DGCL, or (iv) the proceeding is initiated pursuant to Section 13 hereof;

(e)              on account of Indemnitee’s conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct; or

(f)               on account of Indemnitee’s conduct that is established by a final judgment as resulting in any personal profit or advantage to which Indemnitee was not legally entitled.

Section 9. Advancement of Expenses.  The Company shall advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within forty-five (45) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding.  Advances shall be unsecured and interest free.  Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement.  The Indemnitee agrees, as an undertaking within the meaning of the DGCL, that Indemnitee will reimburse the Company for all Expenses advanced by the Company under this Agreement if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company under this Agreement, the Company’s Bylaws, the Charter or applicable law.  This Section 9 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 8.  The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein.

Section 10. Procedure for Notification and Defense of Claim. Not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but Indemnitee’s omission so to notify the Company will not relieve the Company from any liability which the Company may have to Indemnitee under this Agreement unless the Company is materially prejudiced by such failure.  With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

(a)              The Company will be entitled to participate in the Proceeding at its own expense.

(b)              Except as otherwise provided below, the Company may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Indemnitee.  After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below.  Indemnitee shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i)  the employment of counsel by Indemnitee has been authorized by the Company, (ii)  Indemnitee shall have reasonably concluded, and so notified the Company, that there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii)  the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the reasonable fees and expenses of Indemnitee’s separate counsel shall be at the expense of the Company.  The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in clause (ii) above; and

(c)              The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent.  The Company shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.

Section 11. Procedure Upon Application for Indemnification.

(a)              Upon written request by Indemnitee for indemnification pursuant to Section 10(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within forty-five  (45) days after such determination. Indemnitee shall cooperate with the Independent Counsel making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Independent Counsel shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b)              The Independent Counsel shall be selected by Indemnitee.  The Company may, within twenty (20) days after written notice of such selection, deliver to the Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within twenty (20) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof, and the final disposition of the Proceeding, including any appeal therein, no Independent Counsel shall have been selected and not objected to, the Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(a) hereof.  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 12. Presumptions; Effect of Certain Proceedings.

(a)              In making a determination with respect to entitlement to indemnification hereunder, the Independent Counsel making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement and the Company shall have the burden of proof to overcome that presumption in connection with the making by the Independent Counsel of any determination contrary to that presumption.  Neither the failure of the Company or of Independent Counsel to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company or by Independent Counsel that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indenmitee has not met the applicable standard of conduct.

(b)              The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(c)              For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or the Board or counsel selected by any committee of the Board or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser, investment banker or other expert selected with reasonable care by the Company or the Board or any committee of the Board.  The provisions of this Section 12(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(d)              The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 13. Remedies of Indemnitee.

(a)              Subject to Section 13(e), in the event that (i) a determination is made pursuant to Section 11 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 11(a) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 or 6 or the last sentence of Section 11(a) of this Agreement within forty-five (45) days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to Section 3, 4 or 7 of this Agreement is not made within forty-five (45) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement of Expenses.  Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 13(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5 of this Agreement.  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)              In the event that a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Section 13, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)              If a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of material fact, or an omission of a material fact necessary to make Indemnitee’s statement no materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)              The Company and the Indemnitee shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company or the Indemnitee, as the case may be, is bound by all the provisions of this Agreement.  The Company shall indemnify Indemnitee against any and all Expenses incurred successfully asserting Indemnitee’s rights under this Section 13.

(e)              Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of a Proceeding, including any appeal therein.

Section 14. Non-exclusivity, Survival of Rights; Insurance Subrogation.

(a)              The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Company’s Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Charter, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)              To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)              In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)              The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e)              The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Section 15. Duration of Agreement.  This Agreement shall continue until and terminate upon the later of (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director of the Company or (b) one (1) year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 13 of this Agreement relating thereto.  This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 16. Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 17. Enforcement.

(a)              The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director of the Company.

(b)              This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Charter of the Company, the Bylaws of the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 18. Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 19. Noticed Indemnitee.  Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.  The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 20. Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a)

If to Indemnitee, at such address as Indemnitee shall provide to the Company.

(b)

If to the Company to:

Sanmina-SCI Corporation

2700 North First Street

San Jose, CA 95134

Attn: General Counsel

or to any other address as may have been furnished to Indemnitee by the Company.

Section 21. Contribution.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 22. Applicable Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.  Except with respect to any arbitration commenced by Indemnitee pursuant to Section 13(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, The Corporation Service Company, Wilmington, Delaware as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 23. Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 24. Miscellaneous.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

SANMINA-SCI CORPORATION

By:
Jure Sola, Chairman of the Board and Chief Executive Officer

INDEMNITEE

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